UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2012

Flagstone Reinsurance Holdings, S.A.
(Exact name of registrant as specified in its charter)

Luxembourg	001-33364	98-0481623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Avenue de la Gare
L-1611 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  +352 273 515 30

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 3, 2012, Flagstone (Gibraltar) Limited (the “Seller”), an indirect subsidiary of Flagstone Reinsurance Holdings, S.A. (“Flagstone”), entered into a Share Purchase Agreement (the “SPA”) with ANV Risk BV (the “Purchaser”) providing for the sale of 100% of the share capital in Flagstone Holdings (UK) Limited (“Flagstone (UK)”), including all its subsidiaries.

The closing of the transaction is subject to the receipt of all regulatory approvals, the receipt of approval by Lloyd’s of London (“Lloyd’s”) and its Franchise Board, the finalization of internal corporate restructurings involving both Flagstone (UK) (and its subsidiaries) and the Purchaser, and other customary conditions. The restructurings are required as a condition for the financing being provided to the Purchaser by Ontario Teachers’ Pension Plan Board (“Ontario Teachers”). Prior to closing, the purchase price to be paid by the Purchaser to the Seller (the “Purchase Price”) will be determined under the terms of the SPA. The Purchase Price will equal the sum of (x) the lesser of (i) an amount equal to the excess of Flagstone (UK)’s consolidated assets (excluding intangibles, goodwill and any deferred corporate tax assets) over Flagstone (UK)’s liabilities (excluding any current or deferred corporate tax liabilities of Flagstone Corporate Name Limited (“FCNL”) relating to the 2009 Lloyd’s year of account), in each case, as shown on Flagstone (UK)’s March 31, 2012 balance sheet, and (ii) £10.5 million, and (y) £25.5 million.

Ontario Teachers has agreed to pay the Purchase Price (capped at £36 million) into escrow five days prior to closing to secure the payment obligations of the Purchaser under the SPA. Further, Ontario Teachers has, subject to specified conditions, irrevocably undertaken to provide or cause to be provided an amount equal to the Purchaser’s funding obligation to Lloyd’s (not to exceed £101.52 million).

At closing the Purchaser also will post funds to satisfy the requirement that FCNL provide capital in respect of its participation as an underwriting member at Lloyd’s. It is expected that such funds will be approximately £101 million.  As a result, Flagstone will release approximately £101 million of underwriting capital currently supporting FCNL.

The Seller has agreed to indemnify the Purchaser for breaches of warranties and covenants, subject to specified thresholds and other terms. Claims for such breaches must be asserted within eighteen months following closing or, with respect to any alleged breach of a tax warranty, by the fifth anniversary following closing.

A copy of Flagstone’s press release dated April 3, 2012 announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 3, 2012, announcing entry into a definitive agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTONE REINSURANCE HOLDINGS, S.A.

	By:	/s/ William F. Fawcett
Name: William F. Fawcett
Title: General Counsel
Date: April 9, 2012